PROSPECTUS SUPPLEMENT (dated December 18, 2002)
            TO PROSPECTUS DATED FEBRUARY 20, 2002


     The "Selling Holders" section of the Prospectus is hereby amended to add the following Selling Holders:


    Selling Shareholder        Principal Amount of
                           Debentures Beneficially Owned   Number of Shares of Common
                           and That May Be Offered Hereby  Stock Beneficially Owned (1)
KBC Convertible MAC28 LTD           $5,000,000                       0

(1) Does not include shares of Common Stock issuable upon conversion of Debentures.